EXHIBIT 99.1

Woodward Appoints Bill Lacey as Chief Financial Officer

FORT COLLINS, Colo., April 05, 2023 (GLOBE NEWSWIRE) -- Woodward, Inc. (NASDAQ: WWD), a global leader in energy conversion and control solutions for aerospace and industrial markets, announced today that it has appointed William (Bill) Lacey as its new Chief Financial Officer (CFO), effective May 8, 2023. Lacey brings to the role a distinguished track record in financial, operations, and business leadership, most recently as Vice President of Finance for Amazon’s Books and Kindle Content, and prior to that as President and CEO of Savant’s Lighting division.

Prior to that, Lacey had a successful 28-year career at General Electric (GE). This includes serving as President and CEO of the company’s Lighting division, a role he maintained following the division’s acquisition by Savant. During his GE tenure, he held several senior leadership positions, including as CFO of the company’s Healthcare Medical Diagnostic and Wind Energy divisions. He also spent time working with GE Aviation. Lacey has deep experience enacting financial transformation to help large public organizations win in the marketplace. He excels at building high-performing finance teams and providing financial leadership to help global businesses achieve their growth strategies.

As CFO, Lacey will oversee Woodward’s financial operations and work closely with the company’s CEO, executive leadership team, Board of Directors, and Aerospace and Industrial business segments to help execute Woodward’s strategy. Lacey will assume the CFO role from Mark Hartman upon Hartman’s departure from the company as he pursues other opportunities.

“I’m pleased to welcome Bill to Woodward’s leadership team,” said Chip Blankenship, Woodward Chair and CEO. “His global operational and financial leadership experience, along with his proven ability to successfully execute on financial strategy, will support our efforts to accelerate profitable growth and deliver long-term value for our customers, members, and shareholders. I also want to thank Mark for his many outstanding achievements and contributions to Woodward and wish him the best in his future endeavors.”

Until recently, Lacey also served on the Board of Directors at aerospace and industrial firm Parker Hannifin Corporation. He is passionate about working with philanthropic organizations to give back to the local community, such as his work with local hospitals and colleges, and serving as chair of the Greater Cleveland Foodbank Harvest for Hunger Campaign.

Lacey holds a B.S. in Business Administration from Florida A&M University. He will be relocating to Fort Collins, Colorado, where Woodward’s headquarters are located.

About Woodward, Inc.
Woodward is the global leader in the design, manufacturing, and service of energy conversion and control solutions for the aerospace and industrial equipment markets. Together with our customers, we are enabling the path to a cleaner, decarbonized world. Our innovative fluid, combustion, electrical, propulsion and motion control systems perform in some of the world’s harshest environments. Woodward is a global company headquartered in Fort Collins, Colorado, USA. Visit our website at www.woodward.com.

Notice Regarding Forward-Looking Statements
The statements in this release contain forward-looking statements that involve risks and uncertainties, including statements concerning the appointment of William Lacey as Woodward’s Chief Financial Officer effective May 8, 2023 and the concurrent departure of Mark Hartman from the Chief Financial Officer position and as a Woodward employee, Lacey’s anticipated oversight of the Company’s financial operations and close collaboration with Woodward’s other senior leadership and the two business segments to help execute Woodward’s strategy, and the success of our efforts to accelerate delivery on our commitments to shareholders, customers and members. Actual results could differ materially from projections or any other forward-looking statements and we have no obligation to update our forward-looking statements. Factors that could affect performance and could cause actual results to differ materially from projections and forward-looking statements are described in Woodward's Annual Report and Form 10-K for the year ended September 30, 2022, and any subsequently filed Quarterly Report on Form 10-Q.

Investor Contact
Dan Provaznik
Director Investor Relations
970-498-3849
Dan.Provaznik@Woodward.com

Media Contact
Jennifer Regina
Vice President Communications
704-712-5721
Jennifer.regina@woodward.com

A photo accompanying this announcement is available at https://www.globenewswire.com/NewsRoom/AttachmentNg/8ef33bb0-e91d-4a5c-9b36-a4dd95b5a68c